Coda Octopus Group Appoints Mary M. Losty to its Board of Directors

ORLANDO, FL, July 17, 2017 – Coda Octopus Group, Inc. (OTCQX: COGI), a global leader in real-time 3D sonar technology and real time subsea intelligence, announces the appointment of Ms. Mary M. Losty to its Board of Directors. Ms. Losty’s appointment brings the Company’s Board composition to five independent directors and one executive director, its chairman.

Ms. Losty brings extensive financial, business, international and governance experience to Coda Octopus Group’s Board of Directors. Her background includes serving as General Partner at Cornwall Asset Management, portfolio manager at Duggan & Associates, equity research analyst at M. Kimelman & Company, and investment banker at Morgan Stanley and Co. Now retired, Ms. Losty is a private investor in both U.S. equities and real estate. It is expected that Ms. Losty will become a member of the audit and nominating committees of the Company’s board.

“Mary’s extensive experience, including strategy for growing small companies, is a welcomed addition to our Board as we embark upon the next growth phase of Coda Octopus Group,” said Annmarie Gayle, Chairman of the Board and CEO. “I am very pleased to welcome Mary, on behalf of our entire Board. We look forward to her contributions and direction to help us achieve the strategic goals of the Group including increasing shareholders value.”

Ms. Losty served as a member of the Board of Procera Networks, Inc. from March 2007 until that company was successfully sold in June 2015 to a private equity firm. She was a member of the Audit Committee, and the former Chairman of the Nominating and Governance Committee. As a Board member, Ms. Losty completed five private placements for the company, which was originally founded in Sweden. Ms. Losty also served as a director of Blue Earth, Inc., formerly Genesis Fluid Solutions Holdings, Inc. from 2009 to 2011.

Ms. Losty’s most recent career post was as Partner at Cornwall Asset Management, LLC, a portfolio management firm in Baltimore, Maryland. She was responsible for the firm’s investment in hundreds of small- to medium-cap emerging growth companies, 1998-2010. Ms. Losty’s career also includes serving as a portfolio manager at Duggan & Associates, 1992-1998, and as an equity research analyst at M. Kimelman & Company, 1990-1992. Prior to that, Ms. Losty worked as an investment banker at Morgan Stanley and Co., and she was the top aide to James R. Schlesinger, a five-time U.S. cabinet secretary.

Ms. Losty received her J.D. from The Georgetown University Law Center, with magna cum laude distinction, and her B.S. from the School of Foreign Service, Georgetown University. She currently serves as Commissioner on both Dorchester County and the City of Cambridge, Maryland’s Planning and Zoning Commissions. She also serves as a Committeeman for the Eastern Shore Land Conservancy as well as the Pine Street Committee of Cambridge, Maryland. Ms. Losty is also actively involved in several pro-bono organizations.

About Coda Octopus Group, Inc.

Originally founded in 1994 as Coda Technologies, the Coda Octopus Group’s patented real-time 3D subsea sonar technology, Echoscope®, enables real-time 3D imaging and mapping in zero visibility conditions underwater, and is used globally in numerous applications including defense, marine construction, oil and gas subsea infrastructure installation and surveys, and port and harbor security. For further information, please visit http://www.codaoctopusgroup.com or contact us at: cogi@codaoctopusgroup.com.

Forward Looking Statement

This press release contains forward-looking statements concerning Coda Octopus Group, Inc. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include, without limitation, statements regarding the Company’s expectations for the growth of the Company’s operations and revenue. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, customer demand for our products and market prices; the outcome of our ongoing research and development efforts relating to our products including our patented real time 3D solutions; our ability to develop the sales force required to achieve our development and other examples of forward looking statement set forth in our registration statement on Form 10 filed with the Securities and Exchange Commission on March 29, 2017. Coda Octopus Group, Inc. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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